UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on July 9, 2014, the stockholders considered and approved four proposals, each of which is described in more detail in the Company’s 2014 definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2014 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2015 Annual Meeting of Stockholders based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	22,021,654	1,085,936	13,267,564
Marvin S. Cadwell	19,189,742	3,917,848	13,267,564
John V. Crues, III, M.D.	18,748,085	4,359,505	13,267,564
Norman R. Hames	22,083,288	1,024,302	13,267,564
Lawrence L. Levitt	19,185,117	3,922,473	13,267,564
Michael L. Sherman, M.D.	22,570,229	537,361	13,267,564
David L. Swartz	19,183,767	3,923,823	13,267,564

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was approved based on the following votes:

For	Against	Abstentions
36,083,680	271,928	19,545

Proposal 3

The non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2014 definitive proxy statement was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
22,796,280	213,190	98,119	13,267,565

Proposal 4

The proposal to (a) authorize the Company’s board of directors, in its discretion, to implement a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5 at any time prior to July 9, 2015, and (b) approve a corresponding amendment to the Company’s certificate of incorporation to effect the reverse stock split and reduce proportionately the total number of shares of common stock authorized was approved based on the following votes:

For	Against	Abstentions
33,526,159	2,524,470	324,521

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014	RadNet, Inc.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

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